Exhibit 99.1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13D-1(K)

The undersigned acknowledge and agree that the foregoing Statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this Statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning such person contained herein or therein but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that such person knows or has reason to believe that such information is inaccurate.

Dated: June 12, 2024

MARATHON ASSET MANAGEMENT GP, L.L.C.

By:	/s/ Jamie Raboy
Name: Jamie Raboy
Title: Authorized Signatory

MARATHON ASSET MANAGEMENT, L.P. By: Marathon Asset Management, GP, L.L.C., its general partner

By:	/s/ Jamie Raboy
Name: Jamie Raboy
Title: Authorized Signatory

MARATHON DISTRESSED CREDIT FUND, L.P.

By:	/s/ Jamie Raboy
Marathon Asset Management L.P., solely in its capacity as Investment Manager Name: Jamie Raboy
Title: Authorized Signatory

MARATHON DISTRESSED CREDIT MASTER FUND

By:	/s/ Jamie Raboy
Marathon Asset Management L.P., solely in its capacity as Investment Manager Name: Jamie Raboy
Title: Authorized Signatory

MCSP SUB LLC

By:	/s/ Jamie Raboy
Marathon Asset Management L.P., solely in its capacity as Investment Manager Name: Jamie Raboy
Title: Authorized Signatory

MARATHON STEPSTONE MASTER FUND LP

By:	/s/ Jamie Raboy
Marathon Asset Management L.P., solely in its capacity as Investment Manager Name: Jamie Raboy
Title: Authorized Signatory

BRUCE RICHARDS

By:	/s/ Bruce Richards
Name: Bruce Richards

LOUIS HANOVER

By:	/s/ Louis Hanover
Name: Louis Hanover